EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For investor relations information contact:

Massoud Safavi

Chief Financial Officer

(202) 833-7752

msafavi@efji.com

EFJ, Inc. Posts 2003 Sales and Profit Growth
and Issues 2004 Guidance

Lincoln, NE – February 26, 2004 – EFJ, Inc. (NASDAQ: EFJI) today reported financial results for the fourth quarter and fiscal year ended December 31, 2003, and issued guidance for the fiscal year ending December 31, 2004. For the fourth quarter ended December 31, 2003, EFJ, Inc. reported net income of $6.5 million or $0.37 basic earnings per share, including a non-cash charge of $1.8 million, or $0.10 per basic share, to reflect the variable accounting treatment of re-priced options and a deferred tax benefit associated with reducing our valuation allowance against deferred tax assets of $5.0 million, or $0.29 per basic share.  Excluding the aforementioned non-cash charge and deferred tax benefit, the company earned $3.2 million or $0.18 basic earnings per share.  On a comparable basis, the company reported net income of $0.9 million or $0.05 basic earnings per share in the fourth quarter of fiscal year 2002.

Consolidated revenues for the fourth quarter ended December 31, 2003 were $23.4 million, representing a 108% increase over the $11.2 million reported during the comparable period in fiscal year 2002.

“Our fourth quarter results were driven by a strong start in shipments of P25 radio equipment under Department of Defense contracts that were awarded during the second half of the year,” said Michael E. Jalbert, EFJ, Inc. Chairman and Chief Executive Officer.  “With a year-end backlog of $22.2 million, we anticipate continued strength in shipments during the first quarter of fiscal year 2004.”

For the fiscal year ended December 31, 2003, consolidated revenues increased 38% over the prior year to $56.2 million.  Gross profit for the year was $23.6 million, resulting in a gross margin of 42%. Operating expenses, excluding non-cash option charges, increased 29% year-over-year as a result of the planned build-up of product development spending. Despite this increase, operating expenses declined as a percentage of revenues from 39% during the fiscal year 2002 to 37% during the fiscal year 2003.  Net income for fiscal year 2003 was reported as $4.0 million or $0.23 basic earnings per share, including non-cash option expense of $3.9 million or $0.22 basic earnings per share, and deferred tax benefits of $5.0 million or $0.29 basic earnings per share. Excluding the non-cash charge and deferred tax benefit, EFJ Inc. reported net income for fiscal year 2003 of $2.9 million or $0.17 basic earnings per share, compared with net income of $1.9 million or $0.11 basic earnings per share in the prior year.

“We are pleased our performance for the year exceeded our expectations,” Jalbert said.

The company announced its initial guidance for fiscal year 2004 with consolidated revenues of $68 to $70 million, representing year-over-year growth of 21% to 25% and basic earnings before non-cash option charges and deferred tax benefits of $0.23 to $0.25 per share.  It is not possible to determine future stock price or future tax benefits.

“Our forecast of results for fiscal 2004 includes an increase of over 40% in product development expenses and an additional $0.6 million in spending on our support facility in the Dallas area and relocation of Transcrypt into a new facility in the Lincoln area,” Jalbert added.  “We also foresee continued variability in sequential quarterly results, as we anticipate deriving an increasing percentage of our revenues in fiscal 2004 from activities characterized by shorter sales and product manufacturing cycles, such as radio equipment shipments to federal government customers.”

The Company announced on February 4, 2004 that it has scheduled an investor conference call at 1:00 p.m. Eastern Standard Time on Thursday, February 26, 2004, to discuss its financial results for the fourth quarter and year-end FY2003 and guidance for FY2004.

EFJ, Inc. is the holding company of industry-leading wireless telecommunications equipment and solutions businesses. EFJ, Inc. is home to EFJohnson Company, one of the first developers of Project 25 mobile communications products compliant with federal government interoperability standards, and Transcrypt International, a leader in secure voice communications solutions. EFJ, Inc. has a team in place with experience in telecommunications and government sales. EFJohnson Company and Transcrypt International are wholly-owned subsidiaries of EFJ, Inc. For more information, visit www.efji.com.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other matters, the full year 2003 expectations on revenue and earnings per share for the Company and expectations regarding the adequacy of available cash to finance anticipated sales growth. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to a number of risk factors including, but not limited to, the percentage of backlog which is filled during the fourth quarter, the level of demand for the Company’s products and services, the timely procurement of necessary manufacturing components, the timing of future product development, the actual operational expense experienced, dependence on continued funding of governmental agency programs, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10K for the year ended December 31, 2003.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Readers are cautioned not to place undue reliance on these forward-looking statements.

EFJ, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2003, 2002, and 2001

(in thousands, except share and per share data)

	2003	2002	2001
Revenues	$56,189	$40,787	$44,168
Cost of sales	32,560	23,216	26,610

Gross profit	23,629	17,571	17,558

Operating expenses:
Research and development	7,005	4,573	4,972
Sales and marketing	7,390	5,920	5,093
General and administrative, inclusive of non-cash stock option repricing expense adjustment of $3,936 and $483 in 2003 and 2002	10,122	5,915	7,332

Total operating expenses	24,517	16,408	17,397

Income (loss) from operations	(888)	1,163	161

Interest income	35	71	372
Interest expense	(186)	(28)	(352)
Other income, net	31	204	363

Income (loss) before income taxes	(1,008)	1,410	544

Income tax benefit	5,000	—	—

Net income	$3,992	$1,410	$544

Net income per share – basic	$0.23	$0.08	$0.03
Net income per share –diluted	$0.21	$0.08	$0.03

Weighted average common shares – basic	17,577,335	17,577,315	16,617,426
Weighted average common shares – diluted	18,684,451	18,008,496	16,617,426

EFJ, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2003 and 2002

(in thousands, except share data)

	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$4,644	$11,333
Accounts receivable, net of allowance for returns and doubtful accounts of $104 and $236	19,754	6,568
Receivables – other	157	252
Cost in excess of billings on uncompleted contracts	869	1,686
Inventory	18,040	11,671
Deferred income taxes	1,500	1,000
Prepaid expenses	587	487
Total current assets	45,551	32,997

Property, plant and equipment, net	2,779	2,601
Deferred income taxes, net of current portion	6,500	2,000
Intangible assets, net of accumulated amortization	6,753	6,760
Other assets	686	898

TOTAL ASSETS	$62,269	$45,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$7,500	$5,000
Current portion of long-term debt obligations	127	22
Accounts payable	8,582	4,007
Billings in excess of cost on uncompleted contracts	30	38
Deferred revenue	1,191	961
Accrued expenses	3,406	2,317
Total current liabilities	20,836	12,345

Long-term debt obligations, net of current portion	426	264
Deferred revenue, net of current portion	601	160

TOTAL LIABILITIES	21,863	12,769

Stockholders’ equity:
Preferred stock ($.01 par value; 3,000,000 shares authorized; none issued).	—	—
Common stock ($.01 par value; 25,000,000 voting shares authorized, 17,359,973 and 17,359,773 issued and outstanding at December 31, 2003 and 2002; 600,000 non-voting shares authorized, 217,542 issued and outstanding)	176	176
Additional paid-in capital	100,845	96,918
Accumulated deficit	(60,615)	(64,607)

TOTAL STOCKHOLDERS’ EQUITY	40,406	32,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$62,269	$45,256